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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                   APRIL 4, 2000
                Date of Report (Date of Earliest Event Reported)



                                BILLING CONCEPTS CORP
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               (Exact name of registrant as specified in its charter)



           DELAWARE                       0-28536              74-2781950
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(State or other jurisdiction of         (Commission          (I.R.S. Employer
incorporation or organization)          File Number)         Identification No.)



7411 JOHN SMITH DRIVE, SUITE 200
      SAN ANTONIO, TEXAS                                          78229
--------------------------------                             --------------
(Address of principal executive offices)                        (Zip Code)


                                      (210)949-7000
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                    (Registrant's Telephone Number, Including Area Code)






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ITEM 5. OTHER EVENTS.

    On March 21, 2000 Billing Concepts Corp. (the "Company") and its wholly owned subsidiary, Lubbock Acquisition Corp., a Delaware corporation
("LAC"), entered into a Plan of Reorganization, Merger and Acquisition Agreement (the "Agreement") with Operator Service Company, a Texas corporation ("OSC"), and the stockholders of OSC. OSC, headquartered in Lubbock, Texas, is a privately held provider of inbound, directory assistance and interactive voice response and customer relationship management services to the telecommunications, car rental and consumer products industries.
Under the terms of the Agreement, the Company agreed to acquire all of the issued and outstanding shares of capital stock of OSC ("OSC Common Stock") in exchange for 3.846,154 shares of common stock, $.01 par value, of the Company ("Billing Common Stock").

    The acquisition was consummated on April 4, 2000, pursuant to the terms of the Agreement, as amended on April 4, 2000, upon (1) filing of Articles of Merger and a Certificate of Merger with the Secretary of State of the States of Texas and Delaware, respectively, pursuant to which LAC merged with and into OSC and became a wholly owned subsidiary of the Company, and (ii) issuance by the Company of an aggregate of 3.846,154 shares of Billing Common Stock to the stockholders of OSC. This amount of consideration paid by the Company for the OSC Common Stock was arrived at through negotiations between the Company, OSC and the principal stockholders of OSC and was based on a variety of factors, including, but not limited to, earnings and revenue, the value of the goodwill and the nature of the directory assistance and teleservices industries. Of the 3,846,154 shares issued, 769,000 shares were deposited in an escrow account to satisfy certain earnings obligations, and 461,573 shares were deposited in an escrow account to satisfy certain indemnification obligations. The acquisition will be accounted for under the purchase method of accounting. The Company has granted certain registration rights for 20% of the shares issued in connection with the acquisition. Billing Concepts, Inc., a wholly owned subsidiary of the Company, entered into a employment agreement with a principal of OSC and Operator Service Company, the surviving corporation in the merger and a wholly owned subsidiary of the Company, entered into employment agreements with a principal of OSC and eight other management and technical employees of OSC in connection with this acquisition.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (c)  Exhibit Index.

     Exhibit 2.1 Plan of Reorganization, Merger and Acquisition Agreement dated effective March 21, 2000, by and among Billing Concepts Corp., Lubbock Acquisition Corp., Operator Service Company and the stockholders of Operator Service Company, as amended by Amendment No. 1 to Plan of Reorganization, Merger and Acquisition Agreement; dated April 4, 2000 (filed herewith)


                                         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               BILLING CONCEPTS CORP.
                                               (Registrant)

      Date:  April 6, 2000                     By:     /a/David P. Tusa
                                                   --------------------
                                                   David P. Tusa
                                                   Senior Vice President and
                                                   Chief Financial Officer






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